Exhibit 10.2

uniQure N.V.

Share Option Agreement

[name and address]

[date]

1.                                      Grant of Option.

(a)                                 This agreement evidences the grant by uniQure N.V., a public limited company incorporated under the laws of the Netherlands (the “Company”), on [grant date] (the “Grant Date”) to [name] of [address] (the “Participant”), of a nonqualified option to purchase, in whole or in part, on the terms provided herein a total of [number] ordinary shares, €0.05 par value per share, of the Company (“Ordinary Shares”) at USD $[dollar amount] per share.  Unless earlier terminated, this option shall expire at 17:00, Central European time, on [insert date] (the “Final Exercise Date”).

(b)                                 The option evidenced by this agreement is granted in connection with the hiring of the Participant as the [title] as an inducement material to the Participant’s agreement to commence employment with the Company in that position.   Although the Company maintains the Company’s 2014 Share Incentive Plan, as amended and restated (the “Plan”), the option granted pursuant to this agreement is granted outside of the Plan as an inducement grant as contemplated by Rule 5635(c)(4) under the rules of the Nasdaq Stock Market.  While the option is granted outside of the Plan, the terms of the Plan are incorporated into this agreement by reference.

2.                                      Vesting Schedule.

(a)                                 This option will become exercisable (“vest”) as to 25% of the original number of Ordinary Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Ordinary Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date, in each case, subject to continued employment as an Eligible Participant (as defined below in Section 3(b)).

(b)                                 The right of exercise shall be cumulative (but shall not exceed 100% of the Ordinary Shares subject to the option) so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Ordinary Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the terms of the Plan.  If the foregoing schedule would produce fractional Ordinary Shares, the number of Ordinary Shares for which the option vests shall be rounded down to the nearest whole Ordinary Share.

(c)                                  Notwithstanding the provisions of paragraph (a) above, the option shall automatically accelerate and become fully vested as follows:

(i)                                     If a Reorganization Event (as defined in the Plan) occurs before the option is fully vested and while the Participant is an Eligible Participant, the option shall automatically accelerate and become fully vested immediately prior to the date of the Reorganization Event.

(ii)                                  If a Participant ceases to be an Eligible Participant on account of the Participant’s death, disability (within the meaning of Section 22(e)(3) of the Code), termination of employment for

Good Reason or Retirement (as each is defined below), in each case before the option is fully vested, the option shall automatically accelerate and become fully vested on the date the Participant ceases to be an Eligible Participant in accordance with this paragraph (c)(ii).

(iii)                               For purposes of this agreement, the following terms have the following meanings:

(A)                               “Good Reason” means (I) a material reduction in the Eligible Participant’s base compensation; (II) a material reduction in the Eligible Participant’s authority, responsibilities or duties, (III) a material change in the geographic location at which the Eligible Participant must provide services for the Company or subsidiary employing the Eligible Participant (the “Employer”) or (IV) a material breach by the Company of this Agreement or by the Employer of the terms of the written employment agreement under which the Eligible Participant provides services to the Employer; provided that the Eligible Participant provides the Employer notice of the event constituting Good Reason within 30 days following the occurrence of the event, the Employer fails to cure the event constituting Good Reason within 30 days following receipt of such notice and the Eligible Participant ceases employment with the Employer within 10 days following end of the Employer’s 30-day cure period.

(B)                               “Retirement” has the meaning set out in the Eligible Participant’s written employment agreement with the Employer, or if there is no such agreement or such term is not defined therein, “Retirement” means an Eligible Participant’s termination of employment with the Employer on or after the date the Eligible Participant attains age 65.

3.                                      Exercise of Option.

(a)                                 Form of Exercise.  Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or by such other method as shall be approved by the Company, in each case together with payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor (as such terms are defined for purposes of Form S-8 under the Securities Act of 1933, as amended) to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)                                  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate six months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Employer, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Employer describing such violation.

(d)                                 Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an

Eligible Participant and the Employer has not terminated such relationship for Cause as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability (including as provided in Section 2(c)), and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)                                  Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Employer for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment.  If, prior to the Final Exercise Date, the Participant is given notice by the Employer of the termination of his or her employment by the Employer for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment).  If the Participant is party to an employment or severance agreement with the Employer that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Employer (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Employer), as determined by the Employer, which determination shall be conclusive.  The Participant’s employment shall be considered to have been terminated for Cause if the Employer determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.                                      Tax Withholding.

No Ordinary Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Employer, or makes provision satisfactory to the Employer for payment of, any national, federal, state and local or other income, national insurance, social and employment taxes required by law to be withheld in respect of this option.

5.                                      Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.                                      Provisions of the Plan.

This option is an inducement grant pursuant to Rule 5635(c)(4) under the rules of the Nasdaq Stock Market, but shall be interpreted in accordance with the terms of the Plan (including the provisions relating to amendments to the Plan, the terms of which are incorporated herein by reference), a copy of which is furnished to the Participant with this option.

7.                                      Nature of the Grant.

In accepting the option, the Participant acknowledges that:

(a)                                 the option is granted voluntarily by the Company based on certain criteria in order to be eligible to receive the option;

(b)                                 the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)                                  all decisions with respect to future option grants, if any, will be at the sole discretion of the Supervisory Board;

(d)                                 the Participant is voluntarily receiving the option;

(e)                                  the option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment or consultancy agreement of his or her corporate mandate, if any;

(f)                                   the option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way, to past services for the Company or the Employer;

(g)                                  in the event that the Participant is not an employee of uniQure N.V., the option will not be interpreted to form an employment or service contract or relationship with the Company;

(h)                                 the future value of the underlying Ordinary Shares is unknown and cannot be predicted with certainty; if the Participant’s option never vests, the Participant will not be able to exercise the option; and

(i)                                     in consideration of the option, no claim or entitlement to compensation or damages shall arise from termination of the option or from any decrease in value of the option or Ordinary Shares acquired upon exercise of the option resulting from termination of the Participant’s employment, consultancy or corporate mandate by or with the Company or the Employer (for any reason whatsoever and whether or not in breach of contract or local laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise.

8.                                      Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this agreement by and among, as applicable, his or her Employer or contracting party and the Company for the exclusive purpose of implementing, administering and managing the option granted hereunder.

The Participant understands that the Company holds certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, work location and phone number, date of birth, hire date, details of all options or any other entitlement to Ordinary Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the option granted hereunder (“Personal Data”).  The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the option granted hereunder, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the option granted hereunder, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Ordinary Shares acquired upon exercise of the options. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the option granted hereunder.  The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to hold the option.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

The Company has caused this option to be executed by its duly authorized officer.

UNIQURE N.V.

By:

Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Share Incentive Plan, as amended.

PARTICIPANT

Name: [name]

Address:
[address]